Exhibit 10.2

EXHIBIT A

Date:	3/10/l6

NATURALNANO, INC.

Attn:

CONVERSION NOTICE

The above-captioned Holder hereby gives notice to NaturalNano, Inc., a Nevada corporation (the “Company”), pursuant to that certain Convertible Promissory Note made by the Company in favor of the Holder in the principal amount of $150,000 by the Company (the “Note”); that the Holder elects to convert the portion of the Note balance set forth below into fully paid and non-assessable shares of Common Stock of the Company as of the date of conversion specified below.

A.	Date of conversion:	3/10/16
B.	Conversion #:
C.	Conversion Amount:	$5,500
D.	Conversion Price:	$0.05
E.	Conversion Shares:	110,000
F.	Remaining Note Balance:	$114,500

Please transfer (he Conversion Shares to the undersigned at:

Address:
Marlin Capital Investments LLC
555 S Federal Hwy #450
Boca Raton FL 33432

Sincerely,

By:	/s/ Barry Honig
Name:	Barry Honig

DWAC Instruction:

Broker No 0283

Account No 11547350